UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 4, 2003

IPC ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-82540	74-3022102

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

88 Pine Street, Wall Street Plaza, New York, NY 10005

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212)-825-9060

ITEM 5. OTHER EVENTS

     On September 4, 2003, IPC Acquisition Corp. announced that it completed the refinancing of its senior secured credit facilities. A copy of the press release and the amended and restated credit and guaranty agreement are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

ITEM 7. EXHIBITS

(c) Exhibits

Exhibit No.	Description

99.1	Press release of IPC Acquisition Corp. dated September 4, 2003.
99.2	Amended and Restated Credit and Guaranty Agreement dated August 29, 2003.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IPC Acquisition Corp.

Dated: September 8, 2003	By: /s/ TIMOTHY WHELAN

Timothy Whelan Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)

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